SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2006

Commonwealth Telephone Enterprises, Inc.
(Exact Name of Registrant
as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of
Incorporation)

0-11053		23-2093008
(Commission File Number)		(IRS Employer Identification No.)

100 CTE Drive
Dallas, PA		18612-9774
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (570) 631-2700

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

     On September 17, 2006, Commonwealth Telephone Enterprises, Inc., a Pennsylvania corporation (the “Company”), Citizens Communications Company, a Delaware corporation (“Citizens”), and CF Merger Corp., a Delaware corporation and a wholly owned subsidiary of Citizens (“Merger Subsidiary”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Subsidiary will be merged with and into the Company (the “Merger”). Upon consummation of the Merger, the separate existence of Merger Subsidiary will cease, and the Company will be the surviving corporation. The Merger has been approved by the Board of Directors of both the Company and Citizens.

     Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock, $1.00 par value, of the Company will be converted into the right to receive (i) 0.768 shares of common stock, par value $0.25 per share, of Citizens, and (ii) $31.31 in cash, without interest (collectively, the “Merger Consideration”). Using the closing price of Citizens’ common stock of $13.55 on September 15, 2006, the Merger Consideration has a value equal to $41.72. The Merger will be a taxable transaction for U.S. federal tax purposes and therefore stockholders will not receive any portion of the Merger Consideration on a tax-free basis.

     Pursuant to the Merger Agreement, each outstanding vested or unvested restricted share and restricted share unit granted or issued under any plan or arrangement of the Company will be cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration, with Citizens’ common stock valued using the five-day average closing price ending on the second trading day immediately preceding the date of closing of the Merger. Pursuant to the Merger Agreement, each outstanding vested or unvested stock option of the Company will be cancelled and converted into the right to receive, for each share that could be purchased on the exercise thereof, the excess of such cash amount referred to in the preceding sentence over the exercise price of such option.

     The consummation of the Merger is subject to the approval of stockholders of the Company by a majority of the votes cast at the meeting of the Company’s stockholders and other customary closing conditions, including (i) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) receipt of required approvals of the Federal Communications Commission and the Pennsylvania Public Utility Commission, (iii) absence of any law or regulation that prohibits the consummation of the Merger, (iv) effectiveness of the registration statement on Form S-4 to be filed with the Securities and Exchange Commission and (v) approval of Citizens’ common stock to be issued in the Merger for listing on the New York Stock Exchange. Each party’s obligation to close is also subject to the accuracy of representations and warranties of and compliance with covenants by the other party to the Merger Agreement, in each case, as set forth in the Merger Agreement. Furthermore, Citizens’ obligation to close is subject to the absence of (i) claims or suits under competition laws by any federal or state governmental authority challenging or seeking to restrain or prohibit the Merger or seeking to impose limitations on the ownership, operation, business or assets of the Company or Citizens in connection with the Merger as set forth in the Merger Agreement or (ii) any applicable law that would reasonably be expected to have any of the effects referred to in clause (i).

     The Merger Agreement includes customary representations, warranties and covenants of the parties. The covenants of the Company include, subject to certain exceptions, covenants to (i) recommend that its stockholders vote for the approval and adoption of the Merger Agreement and the Merger, (ii) hold a stockholders’ meeting for the purpose of voting on the adoption of the Merger Agreement, (iii) not withdraw its recommendation, approve an alternative business combination transaction or proposal, or approve or enter into an agreement for an alternative business combination transaction, (iv) not solicit, encourage or facilitate alternative business combination transaction proposals, and (v) not engage in discussions or negotiations concerning or disclose nonpublic information in connection with alternative business combination transactions or proposals.

     The Merger Agreement contains certain termination rights of the Company and Citizens and further provides that the Company will be required to pay Citizens a termination fee of $37 million under certain specified circumstances.

     The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

     Cautionary Statement

     The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations, warranties and covenants made by the parties in the Merger Agreement are qualified as described in the Merger Agreement. Representations and warranties may be used as a tool to allocate risks among the parties, including where the parties do not have complete knowledge of all facts. Investors are generally not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as characterization of the actual state of facts or condition of the Company, Citizens or Merger Subsidiary, or any of their respective affiliates.

     Important Information for Investors and Stockholders

     The Company and Citizens will file a proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”) in connection with the proposed Merger. Investors and stockholders of the Company and Citizens are urged to read the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information about the proposed Merger. Investors and stockholders may obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by the Company are available free of charge by directing a request to Commonwealth Telephone Enterprises, Inc., 100 CTE Drive, Dallas, Pennsylvania 18612, Attention: Investor Relations, and documents filed with the SEC by Citizens are available free of charge by directing a request to Citizens Communications Company, 3 High Ridge Park, Stamford, CT 06905, Attention: Investor Relations. The final proxy statement/prospectus will be mailed to stockholders of the Company.

     This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

     The Company, Citizens and certain of their respective directors and executive officers and other members of management and employees are participants in the solicitation of proxies from the stockholders of the Company in connection with the Merger. Information about the Company’s directors and executive officers is set forth in the proxy statement for the Company’s 2006 annual meeting of stockholders, which was filed with the SEC on April 19, 2006, and information about Citizens’ directors and executive officers is set forth in the proxy statement for Citizens’ 2006 annual meeting of stockholders, which was filed with the SEC on April 17, 2006. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

     Cautionary Statement Regarding Forward-Looking Statements

     This document contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “may”, “can”, “believe”, “expect”, “project”, “intend”, “likely”, similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements are subject to numerous risks and uncertainties. There are various important factors that could cause actual outcomes and results to differ materially from those in any such forward-looking statements. These factors include, but are not limited to, the following: failure to obtain the Company’s stockholder approval of the Merger; failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory approvals; failure to consummate or delay in consummating the merger for other reasons; changes in laws or regulations; and changes in general economic conditions. The Company and Citizens undertake no obligation (and expressly disclaim any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to the Company’s and Citizens’ most recent Form 10-K, 10-Q and 8-K reports.

Adoption of Change in Control Bonus Agreement with Michael J. Mahoney

     On September 17, 2006, with the approval of the Compensation / Pension Committee (the “Compensation Committee”) of the Board of Directors of the Company, the Company entered into a change in control bonus agreement with Michael J. Mahoney, the Company’s President and Chief Executive Officer. Under the agreement, Mr. Mahoney will, upon the consummation of a change in control of the Company, be entitled to receive a minimum bonus equal to $1.5 million and a maximum bonus equal to $3 million, such amount to be determined in the sole discretion of the Committee, based on the value to the Company’s stockholders achieved by the change in control. The bonus will be payable as a lump sum in cash, so long as Mr. Mahoney’s employment has not been previously terminated by the Company with “cause” and he has not previously terminated his employment other than for “good reason” (as such terms are used in the agreement). The consummation of the transactions contemplated by the Merger Agreement will constitute a change in control of the Company.

Adoption of Key Employee Severance Plan

     In addition, the Committee adopted the Commonwealth Telephone Enterprises, Inc. Key Employee Severance Plan (the “Severance Plan”). Participants in the Severance Plan will include the following named executive officers: Eileen O’Neill Odum (Executive Vice President and Chief Operating Officer ), Donald P. Cawley (Executive Vice President and Chief Accounting Officer), Kevin M. O’Hare (Group Vice President of Strategic Development) and Raymond B. Ostroski (Senior Vice President, General Counsel and Corporate Secretary).

     If a change in control of the Company occurs and the participant’s employment with the Company (or a successor employer) is terminated without “cause” or the participant terminates his or her employment with “good reason” (as such terms are used in the Severance Plan), in either case within one year following the effective date of the change in control, the participant will, in lieu of any other severance benefits, be eligible to receive the following benefits:

  A one-time, lump-sum cash payment equal to one year’s base salary of the participant in effect immediately prior to the termination;
  Payment of the participant’s health care premiums (less employee contributions) for the first 12 months following the termination;
  Accrued benefits through the date of termination.

     The receipt of any such benefits will be conditioned upon the participant’s execution of a general release of claims against the Company. If any provision of the Severance Plan would cause a participant to incur any additional tax or interest under Section 409A of the Internal Revenue Code of 1986, such provision may be reformed. Under the Merger Agreement, no amendment or termination of the Severance Plan may be made without the consent of the participants for one year following the closing of the Merger.

Grant and Amendment of Restricted Stock Units

     On March 10, 2006 and May 19, 2006, the Committee approved the grant of restricted stock unit (RSU) awards to selected employees of the Company, including certain of the Company’s named executive officers. Each RSU award was comprised of a long-term incentive award in respect of the recipient’s continuing contributions to the Company and two “performance level” awards that will be made to the extent the Company satisfies specified levels of earnings before interest, taxes, depreciation and amortization (EBITDA). The long-term incentive award will vest over four years, beginning on the first anniversary of the grant date, and the performance level awards, if granted, will vest over three years, beginning on the first anniversary of the date on which it is determined that the awards will be made. The following table sets forth the RSU awards made to the Company’s named executive officers:

Name	Title	Shares Underlying RSUs Granted under the Long-Term Incentive Award (#)	Shares Underlying RSUs Relating to the Performance Level I Award (#)	Shares Underlying RSUs Relating to the Performance Level II Award (#)
Eileen O’Neill Odum	Executive Vice President and Chief Operating Officer	7,500	7,500	7,500
Donald P. Cawley	Executive Vice President and Chief Accounting Officer	5,000	5,000	5,000
Kevin M. O’Hare	Group Vice President of Strategic Development	4,000	4,000	4,000
Raymond B. Ostroski	Senior Vice President, General Counsel and Corporate Secretary	3,000	3,000	2,000

     On September 16, 2006, the Committee modified the EBITDA levels applicable to the performance-level portion of the RSU awards granted on March 10, 2006 and May 19, 2006, including those for the named executive officers, with the effect of lowering the EBITDA levels specified in those awards.

Item 8.01 Other Events.

     On September 18, 2006, the Company and Citizens issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

2.1	Agreement and Plan of Merger, dated as of September 17, 2006, among Commonwealth Telephone Enterprises, Inc., Citizens Communications Company and CF Merger Corp. (the schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K*).

99.1	Press Release dated September 18, 2006.

     *The Company hereby agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon its request.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

Date:	September 18, 2006	By:	/s/ Raymond B. Ostroski

			Name:	Raymond B. Ostroski
			Title:	Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 17, 2006, among Commonwealth Telephone Enterprises, Inc., Citizens Communications Company and CF Merger Corp. (the schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K*).

99.1	Press Release dated September 18, 2006.

     *The Company hereby agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon its request.